Exhibit 10.18

AMENDMENT TO 2020 EQUITY INCENTIVE PLAN

Aspargo Labs, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

A.                 This Amendment to the Aspargo Laboratories, Inc. 2020 Equity Incentive Plan (the “Plan”) was duly adopted by the Board of Directors and shareholders of this corporation.

B.                  The Plan is hereby amended as follows:

3.	SHARES SUBJECT TO THE PLAN.

The number of Shares which may be issued from time to time pursuant to this Plan shall be 20,000,000, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 25 of the Plan.

If an Option ceases to be “outstanding”, in whole or in part (other than by exercise), or if the Company shall reacquire (at not more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued or reacquired Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan. Notwithstanding the foregoing, if a Stock Right is exercised, in whole or in part, by tender of Shares or if the Company’s or an Affiliate’s tax withholding obligation is satisfied by withholding Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in Paragraph 3(a) above shall be the number of Shares that were subject to the Stock Right or portion thereof, and not the net number of Shares actually issued. However, in the case of ISOs, the foregoing provisions shall be subject to any limitations under the Code.

IN WITNESS WHEREOF, Aspargo Labs, Inc. has caused this Amendment to the 2020 Equity Incentive Plan to be signed by its duly authorized officer on this 29th day of February, 2024.

/s/ Michael Demurjian
Michael Demurjian
Chief Executive Officer